SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 20, 2008

LIBERTY RENEWABLE FUELS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-140098	20-5284919
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3508 E. M-21
Corunna, Michigan 48817
(Address of principal executive offices including Zip Code)

                    (989) 743-1042
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, Thomas Edward Pumford, Jr. was removed from the office of Secretary of Liberty Renewable Fuels, LLC (the “Company”), effective immediately, pursuant to a vote of the Board of Managers of the Company. The Board of Managers appointed Scott Daniel Everett as the new Secretary of the Company, effective immediately. Also on March 20, 2008, Mr. Pumford was removed from the office of Treasurer of the Company, effective April 15, 2008, pursuant to a vote of the Board of Managers of the Company. The Board of Managers appointed Scott Crumbaugh as the new Treasurer of the Company, effective April 15, 2008. Mr. Pumford continues to serve as a Manager of the Company.

On March 23, 2008, Mr. Dennis C. Muchmore resigned his office as a Vice President of the Company. Mr. Muchmore continues to serve as a Manager of the Company.

On March 25, 2008, Mr. Robert Joseph Kennedy resigned his office as a Vice President of the Company. Mr. Kennedy continues to serve as a Manager of the Company.

On March 25, 2008, Mr. Darryl Kent Fowler resigned as a member of the Steering Committee of the Company and as chairman of and a member of the Finance and Audit Committee of the Company. Mr. Fowler continues to serve as a Manager of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY RENEWABLE FUELS LLC
(Registrant)

Dated: March 26, 2008	By:	/s/ David Skjaerlund
	Name:	David Skjaerlund
	Title:	President and Chief Executive Officer